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                                                                    EXHIBIT 10.8

                              SUPPORT AGREEMENT

        THIS SUPPORT AGREEMENT made and entered into this 11th day of August, 1997 ("Effective Date") between HFS Incorporated, a Delaware corporation with its principal place of business located at 6 Sylvan Way, Parsippany, NJ 07054, ("HFS"), and NRT Incorporated, a Delaware Corporation with its principal place of business located at 6 Sylvan Way, Parsippany, NJ 07054 ("NRT").

                             W I T N E S S E T H:

      WHEREAS, NRT deems it to be in the NRT's best interest to utilize certain information services, as set forth herein to be provided by HFS, in order to obtain the advantages of improved economy and efficiency, and to benefit from the experience of HFS; and

     WHEREAS, HFS is willing to provide such services on the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                               SUPPORT SERVICES
                               ----------------

Section 1.1 Services.
            --------

      (a) HFS shall furnish certain information services to NRT, which services shall include, without limitation, the specific service component list in
Section 1.1(b) and such other services as the parties, from time to time, may deem necessary, appropriate and in the best interests of NRT.

      (b) The information services referred to in Section 1.1(a) shall consist of the following which, together with any additional services not specifically listed herein, shall be referred to individually and collectively as "Services" for the purpose of this Agreement:

           (i) Component 1 - Centralized Information Services. The Centralized Information Services consist of the Information Administration Services; Group Development Services; Database Operations Support Services, Customer Services and Data Communications Support Services.

               a. Information Administration Services. The Information Administration Services are provided by HFS Personnel and consist largely of the administrative functions performed by those personnel.

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        b. Group Development Services. Group Development Services include all application maintenance and support services.

        c. Database Operations Support Services. These services include various computer operations, scheduling services, print services, technical system support services, etc.

        d. Customer Services. Customer Services consist of the Help Desk, Desktop Supervisors, etc.;

        e. Data Communication Support Services. These services comprise of e-mail, Local Area Network and related support services

        (ii) Component 2 - Mainframe Computer Services. HFS currently obtains all Online Processing and BATCH Processing from Advantis, Incorporated. HFS shall provide these same services to NRT through HFS' arrangement with Advantis.

        (iii) Component 3 - Data Communication Services. HFS currently obtains its Data Communication Services from Advantis, Incorporated. HFS shall provide these same services to NRT through HFS' arrangement with Advantis. With these services, NRT shall be able to access the Mainframe computer through a Systems Network Architecture Network.

                                   ARTICLE 2

                               FEES AND EXPENSES
                               -----------------

        Section 2.1 Information Services Fee.
                    ------------------------

        (a) In consideration for the Services to be performed or furnished for NRT, NRT agrees to pay HFS the following amounts:

        (i) NRT will reimburse HFS directly for all actual costs incurred for communications costs incurred by HFS on behalf of NRT, including mainframe, data and voice communications costs. HFS will provide NRT reasonable documentation substantiating HFS' costs charged to NRT under this provision; and

        (ii) NRT will pay to HFS additional monthly fees for the Services as follows:

             a. For the period of the Effective Date through December 31, 1997 the additional monthly fee shall be $77,500;

             b. For the period of January 1, 1998 through December 31, 1998 the additional monthly fee shall be $41,667; and

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                                                                        08/06/97


                c. For the period of January 1, 1999 through December 31, 1999 the additional monthly fee shall be $12,500.

        (b) Monthly fees will be paid on or before the tenth day following the end of the month.

        Section 2.2 Verifications.
                    --------------

        (a) Each of the parties shall maintain its own books, accounts and records in such a way to disclose clearly and accurately the nature and detail of the transactions between them, including such accounting information as is necessary to support the reasonableness of charges made under this Agreement.

        (b) NRT and its representatives shall be entitled, from time to time during normal business hours, upon reasonable notice to HFS, to conduct an audit of the books, records and accounts of HFS, or their respective affiliates in connection with expenses for which the NRT is liable (whether directly of through reimbursement obligations) under this Article 2, and may request copies of such bills, invoices, statements for services, and the like as are reasonably available to HFS.

        (c) Each party shall remain the sole owner of its business and corporate records, regardless of the use and possession of any such records by HFS or any of their respective affiliates for the purpose of furnishing the Services.


                                   ARTICLE 3

                        EXCULPATION AND INDEMNIFICATION
                        -------------------------------

        Section 3.1 Exculpation and Indemnification.
                    -------------------------------

        (a) HFS shall not be liable to NRT for any misconduct, negligence, error or omission in connection with the Services, provided that HFS shall, in good faith, perform and furnish such Services in substantially the same manner and employing substantially the same supervision, guidelines, requirements and standards utilized in connection with the performance and furnishing of similar service for HFS except that HFS shall be liable for and indemnify NRT against any loss, cost or expense arising from the fraud, theft, willful misconduct or gross negligence of any employee of HFS or any of its respective affiliates.

        (b) Each of the individual's executing this Agreement on behalf of both parties represent and warrant that they have the actual authority to execute this Agreement and bind their respective companies to the terms and conditions of this Agreement.

        (c) The provisions of this Section 3.1 shall survive the expiration or termination of this Agreement.

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                                                                        08/06/97

                                   ARTICLE 4
                              TERM AND TERMINATION
                              --------------------

      Section 4.1 Term. This Agreement shall become effective on the Effective
                  -----
Date and terminate on December 31, 1999. Notwithstanding the above, after June 30, 1998, NRT may terminate this agreement with ninety (90) days written notice to HFS. Notwithstanding the above, either party, at any time, may, upon sixty
(60) days written notice to the other party, terminate this Agreement earlier if the other party materially breaches the Agreement.

      Section 4.2 Preservations of Rights. Termination or expiration of this
                  ------------------------
Agreement shall not affect:

              (i) the rights and liabilities hereunder of any party hereto existing, or arising from facts or circumstances existing, on the date of expiration or termination (including, without limitation, any rights to receive payments for Services rendered and reimbursement of expenses incurred);

              (ii) any other agreement between HFS on the one hand, and NRT, on the other hand; or

              (iii) any section or provision hereof stated elsewhere herein that survives expiration or termination hereof.

                                   ARTICLE 5
                                 MISCELLANEOUS
                                 -------------

      Section 5.1 Governing Law. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES
                  --------------
HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW JERSEY.

      Section 5.2 Amendments. No oral explanation or oral information by any
                  -----------
party hereto shall alter the meaning or interpretation of this Agreement. No amendment or change hereof or addition hereto shall be effective or binding on any party hereto unless in writing and executed by each of the parties hereto.

      Section 5.3 Force Majeure. The failure or delay of any of the parties
                  -------------
hereto to perform any obligation under this Agreement solely by reason of acts of God, acts or failures to act of or by any government, or government agencies, riots, wars, strikes, civil insurrection, natural disasters, lockouts, accidents or congestion in transportation or other causes beyond its control shall not be deemed to be a breach of this Agreement; provided, however, that the party so
                                         ------------------
prevented from complying herewith shall continue to take all actions within its power to comply as fully possible herewith. Except where the nature of the event shall prevent it from doing so, the party suffering such force majeure shall notify

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                                                                        08/06/97

the other party in writing within ten (10) days after the occurrence of such force majeure and shall use its best efforts to remove or remedy such cause.

        Section 5.4 Severability. In the event any term or provision in this
                    ------------
Agreement shall for any reason be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

        Section 5.5 Assignability. Neither party hereto may transfer, assign or
                    -------------
delegate any of its duties, obligations, rights or remedies under this Agreement without the prior written consent of the other. Notwithstanding the above, to the extent required, NRT does not object to the Assignment of this Agreement by HFS to the new entity that will be created should HFS, Incorporated complete its announced merger with CUC International, Incorporated.

        Section 5.6 Notices. To be effective, unless otherwise specified in this
                    -------
Agreement, all notices, requests, demands, consents and other communications under this Agreement must be in writing and shall be deemed given:

      (a) Three (3) days after depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested;

      (b) Upon delivering the same in person and receiving a signed receipt therefor;

      (c) One day after sending the same by a recognized overnight delivery service; or

      (d) When sent by telecopy. All notices, requests, demands, consents and other communications under this Agreement shall be addressed as follows, or at such other address as any party hereto may hereafter specify in writing to the other parties hereto.

  If to HFS:       HFS Incorporated
                   6 Sylvan Way
                   Parsippany, NJ 07054
                   Attention: James E. Buckman, Esq.
                   Telecopier: (973) 359-5331

  If to NRT:       NRT Incorporated
                   6 Sylvan Way
                   Parsippany, NJ 07054
                   Attention: CFO

      Section 5.7 No Third Party Beneficiaries. Nothing in this Agreement,
                  ----------------------------
whether express or implied, shall be construed to give any person other than HFS, and NRT and their respective permitted successors and assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any commitments, covenants or other

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                                                                        08/06/97

provisions contained herein, and the same shall be for the sole benefit of HFS, CBC and NRT and their respective permitted successors and assigns, as the case may be.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, on the day and year first written above.


                       HFS Incorporated


                       By:   /s/ Samuel L. Katz
                          ------------------------------
                       Name: Samuel L. Katz
                       Title: Sr. V.P. Acquisition


                       NRT Incorporated


                       By:   /s/ Joshua Harris
                          ------------------------------
                       Name: Joshua Harris
                       Title: Vice President